EXHIBIT A

PROMISSORY NOTE

$750,000

Huntsville, Alabama
______________, 2021

ON OR BEFORE the "Maturity Date", the undersigned, **POINTCLEAR SOLUTIONS, INC.**, an Alabama corporation ("Maker"), promises to pay to the order of **HBR POINTCLEAR, LLC**, a Delaware limited liability company ("Lender"), the principal sum of up to Seven Hundred Fifty Thousand Dollars ($750,000.00) or so much thereof as may be advanced pursuant to the terms of the Loan Agreement (as defined herein), value received, together with interest from date of any such advance until maturity, upon disbursed and unpaid principal balances, at the rate hereinafter specified, said interest and principal being due and payable concurrently on the Maturity Date.

The "Maturity Date" is defined in that certain Loan Agreement, dated of even date, among the Maker and the Lender as said agreement may be amended or modified (the "Loan Agreement").

All sums advanced pursuant to this promissory note ("Note") shall bear interest from the date each Advance is made until paid in full at an interest rate equal to six (6) percent. Interest will be calculated on the basis of a 365-day year and charged for the actual number of days elapsed.

All installments of interest, and the principal hereof, are payable at 718 Thompson Lane, Suite 108-273, Nashville, TN 37204 or at such other place as the holder may designate in writing, in lawful money of the United States of America, which shall be legal tender in payment of all debts and dues, public and private, at the time of payment.

Notwithstanding the foregoing, upon the occurrence of an Event of Default (as defined in the Loan Agreement), the Lender, at its option, may charge, and the Maker agrees to pay, interest on disbursed and unpaid principal balances at the default rate (the "Default Rate") equal to a rate per annum equal to six percent (6%).

Any amounts not paid when due hereunder (whether by acceleration or otherwise) shall bear interest after maturity at the Default Rate.

If the Maker shall fail to make payment of any installment of principal or interest, as above provided, or upon the occurrence of any default by Maker in the terms and provisions of the Loan Agreement (including the occurrence of an Event of Default under the Loan Agreement), or upon any default in the payment or performance of any other indebtedness, liability or obligation now or hereafter owed by the Maker to the holder hereof, then and in any such event, the entire unpaid principal balance of the indebtedness evidenced hereby, together with all interest then accrued, shall, at the absolute option of the holder hereof, at once become due and payable, without demand or notice, the same being expressly waived.

If this Note is placed in the hands of an attorney for collection, by suit or otherwise, or to protect the security for its payment, or to enforce its collection, or to represent the rights of the Lender in connection with any loan documentation executed in connection herewith, or to defend successfully against any claim, cause of action or suit brought by the Maker against the Lender, the Maker shall pay on demand all costs of collection

and litigation (including court costs), together with a reasonable attorney's fee. These include, but are not limited to, the Lender's reasonable attorney's fees and legal expenses, whether or not there is a lawsuit, including attorney's fees for bankruptcy proceedings (including efforts to modify or vacate any automatic stay or injunction) and appeals.

The Lender and the Maker hereby waive the right to any jury trial in any action, proceeding, or counterclaim brought by either Lender or Maker against the other.

The Maker and any endorsers or guarantors hereof waive protest, demand, presentment, and notice of dishonor, and agree that this Note may be extended, in whole or in part, without limit as to the number of such extensions or the period or periods thereof, without notice to them and without affecting their liability thereon.

It is the intention of the Lender and the Maker to comply strictly with applicable usury laws; and, accordingly, in no event and upon no contingency shall the holder hereof ever be entitled to receive, collect, or apply as interest any interest, fees, charges or other payments equivalent to interest, in excess of the maximum effective contract rate which the Lender may lawfully charge under applicable statutes and laws from time to time in effect; and in the event that the holder hereof ever receives, collects, or applies as interest any such excess, such amount which, but for this provision, would be excessive interest, shall be applied to the reduction of the principal amount of the indebtedness hereby evidenced; and if the principal amount of the indebtedness evidenced hereby, all lawful interest thereon and all lawful fees and charges in connection therewith, are paid in full, any remaining excess shall forthwith be paid to the Maker, or other party lawfully entitled thereto. All interest paid or agreed to be paid by the Maker shall, to the maximum extent permitted under applicable law, be amortized, prorated, allocated and spread throughout the full period until payment in full of the principal so that the interest hereon for such full period shall not exceed the maximum amount permitted by applicable law. Any provision hereof, or of any other agreement between the holder hereof and the Maker, that operates to bind, obligate, or compel the Maker to pay interest in excess of such maximum effective contract rate shall be construed to require the payment of the maximum rate only. The provisions of this paragraph shall be given precedence over any other provision contained herein or in any other agreement between the holder hereof and the Maker that is in conflict with the provisions of this paragraph.

This Note shall be governed and construed according to the statutes and laws of the State of Alabama from time to time in effect.

This Note evidences a line of credit. Advances under this Note may be requested either orally or in writing by the Maker or by an authorized person. The Lender may, but need not, require that all oral requests be confirmed in writing. All communications, instructions, or directions by telephone or otherwise to the Lender are to be directed to the Lender at the Lender's address. The Maker agrees to be liable for all sums advanced in accordance with the instructions of an authorized person. The unpaid principal balance owing on this Note at any time may be evidenced by endorsements on this Note or by the Lender's internal records. The obligation of Lender to advance funds under this Note are as set forth in the Loan Agreement.

Signature on following page

IN WITNESS WHEREOF, the Maker has duly executed this Note as of the date first written above.

POINTCLEAR SOLUTIONS, INC.

By:____

Bryan McCormick, President

Schedule of Advances on next page

Schedule of Cash advances against the Credit Line

Date:	Amount:	Signature (Maker):